Exhibit 10.12

Georgia Banking Company, Inc.
Amended and Restated 2021 Stock Incentive Plan

Article 1
Effective Date, Objectives and Duration

1.1           Adoption of the Plan. The Board of Directors of Georgia Banking Company, Inc., a bank holding company organized and existing under the laws of the State of Georgia (the “Corporation”), hereby amends and restates, effective as of July 28, 2026 (the “Effective Date”), the Georgia Banking Company, Inc. 2021 Stock Incentive Plan, as amended by Amendment No. 1, Amendment No. 2, and Amendment No. 3, respectively (prior to this amendment and restatement, the “Prior Plan” and, after this amendment and restatement, the Georgia Banking Company, Inc. Amended and Restated 2021 Stock Incentive Plan (the “Plan”)). The Prior Plan was approved by the shareholders of the Corporation. The terms of the Plan are set forth herein. Awards may be granted under the Plan on and after the Effective Date; the amendment and restatement of the Prior Plan does not require the approval of the shareholders of the Corporation. Awards granted under the Prior Plan shall be governed by the terms of the Prior Plan and the applicable Award Agreements. The terms of this Plan are not intended to affect the interpretation of the terms of the Prior Plan.

1.2           Duration of the Plan. The Plan commenced on the date of adoption of the Prior Plan by the Board, and the shareholders of the Corporation approved the Prior Plan and all amendments thereto. The Plan shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article 10 hereof, until the earlier of 11:59 p.m. (ET) on April 26, 2031, or the date all Shares subject to the Plan shall have been issued and the restrictions on all Restricted Shares granted under the Plan shall have lapsed, according to the Plan’s provisions.

Article 2
Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1           “Affiliate” means any corporation, trade or business or other entity, including but not limited to partnerships, limited liability companies and joint ventures, directly or indirectly controlling, controlled by or under common control with the Corporation, within the meaning of Section 405 of the Securities Act. Affiliate includes any corporation, trade or business or other entity that becomes such on or after the Effective Date.

2.2           “Award” means Options (including Non-Qualified Stock Options and Incentive Stock Options), SARs, Restricted Shares, Restricted Stock Units, Dividend Equivalents, Bonus Shares and Other Stock-Based Awards granted under the Plan.

2.3           “Award Agreement” means a written agreement entered into by the Corporation and a Grantee setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by the Grantee.

2.4           “Beneficiary” means one or more persons or entities that become entitled to receive any amount payable under this Plan at the Grantee’s death. The Grantee’s Beneficiary is the Grantee’s surviving spouse, unless the Grantee designates one or more other persons or entities to be the Grantee’s Beneficiary. The Grantee may make, change or revoke a Beneficiary designation at any time before his or her death without the consent of the Grantee’s spouse or anyone the Grantee previously named as a Beneficiary, and the Grantee may designate primary and secondary Beneficiaries. A Beneficiary designation must comply with procedures established by the Committee and must be received by the Committee before the Grantee’s death. If the Grantee dies without a valid Beneficiary designation (as determined by the Committee) and has no surviving spouse, the Beneficiary shall be the Grantee’s estate.

2.5           “Board” means the Board of Directors of the Corporation.

2.6           “Bonus Shares” means Shares that are awarded to a Grantee with or without cost (save in all events for payment by the Grantee in cash of the nominal value per Share if required by applicable law) and without restrictions either in recognition of past performance (whether determined by reference to another employee benefit plan of the Corporation or otherwise), as an inducement to become an Eligible Person or, with the consent of the Grantee, as payment in lieu of any cash remuneration otherwise payable to the Grantee.

2.7           “Cause” shall have the same definition as under any employment or service agreement between the Corporation or any Affiliate and the Grantee or, if no such employment or service agreement exists or if such employment or service agreement does not contain any such definition or words of similar import, “Cause” means (i) the Grantee’s act or failure to act amounting to gross negligence or willful misconduct to the detriment of the Corporation or any Affiliate; (ii) the Grantee’s dishonesty, fraud, theft or embezzlement of funds or properties in the course of Grantee’s employment or other service; (iii) the Grantee’s commission of or pleading guilty to or confessing to any crime involving breach of trust or moral turpitude or any felony; (iv) the exhibition of a standard of behavior within the scope of or related to his employment or service that is materially disruptive to the orderly conduct of the Corporation’s business operations (including, without limitation, substance abuse, sexual harassment or sexual misconduct); (v) the Grantee’s breach of any restrictive covenant agreement with the Corporation or any Affiliate, including but not limited to, confidentiality covenants, covenants not to compete, non-solicitation covenants and non-disclosure covenants; (vi) receipt of any form of notice, written or otherwise, that any regulatory agency having jurisdiction over the Corporation intends to institute any form of formal or informal regulatory action against the Grantee; (vii) the Grantee’s removal and/or permanent prohibition from participating in the conduct of the Corporation’s affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) and (g)(1)). For purposes of the Plan, the Grantee’s resignation without the Corporation’s or an Affiliate’s written consent in anticipation of termination by the Corporation or any Affiliate of Grantee’s employment for Cause shall constitute a termination of employment for Cause.

2.8           “Change in Control” shall mean if, at any time after the date hereof, any of the following events shall have occurred:

(a)           Any person becomes a beneficial owner (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the outstanding voting securities of the Corporation; provided, however, that the event described in this clause (a) will not be deemed a Change in Control by virtue of any holdings or acquisitions: (i) by the Corporation or any of its Subsidiaries, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its Subsidiaries; provided that such holdings or acquisitions by any such plan (other than any plan maintained under Section 401(k) of the Code) or related trust do not exceed 50% of the total voting power of the then outstanding voting securities of the Corporation, (iii) by any underwriter temporarily holding securities of the Corporation pursuant to an offering of such securities or (iv) pursuant to a Non-Qualifying Transaction;

(b)           The consummation of a merger, consolidation, statutory share exchange or similar transaction that requires adoption by the Corporation’s shareholders (a “Business Combination”), unless immediately following such Business Combination: (x) more than 50% of the total voting power of the outstanding voting securities of the corporation resulting from such Business Combination (the “Surviving Corporation”), or, if applicable, the ultimate parent corporation that, directly or indirectly, has beneficial ownership (as such term is defined in Sections 13d-3 and Rule 13d-5 under the Exchange Act), of 100% of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by securities that were outstanding immediately before such Business Combination (or, if applicable, is represented by shares into which such voting securities were converted pursuant to such Business Combination), and (y) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination are Incumbent Directors (as defined below) at the time the Board approved the execution of the agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (x) and (y) above will be deemed a “Non-Qualifying Transaction”);

(c)           Consummation of a plan of liquidation or dissolution of the Corporation or a sale of all or substantially all of the Corporation’s assets, in either event other than a Non-Qualifying Transaction; or

(d)           During any twelve (12)-month period, Incumbent Directors cease to constitute a majority of the members of the Board.

For purposes of this Section 2.8, the term “Incumbent Director” means, as of any date of determination, an individual who is either (a) a member of the Board as of the effective date of the adoption of this Plan or (b) a member who becomes a member of the Board subsequent to the date of the adoption of this Plan whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least sixty percent (60%) of the then Incumbent Board Members (either by a specific vote or by approval of the proxy statement of the Corporation in which that person is named as a nominee for director, without objection to that nomination), but excluding, for that purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

Notwithstanding the foregoing, a Change in Control shall not occur for purposes of this Plan unless such Change in Control also constitutes a “change in control event” under Section 409A of the Code and the regulations thereunder.

2.9           “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.10         “Corporation” means Georgia Banking Company, Inc., a bank holding company organized and existing under the laws of the State of Georgia, and any successor thereto by operation of law or otherwise.

2.11         “Disability” or “Disabled” means, unless otherwise defined in an Award Agreement, or as otherwise determined under procedures established by the Committee for purposes of the Plan, for any Grantee, any injury, illness or sickness that qualifies as a long-term disability within the meaning of the Corporation’s long-term disability program (“LTD Program”) and on account of which such Grantee is entitled to receive LTD Program benefits; provided, however, in the case of an Incentive Stock Option, “Disability” or “Disabled” has the meaning under Section 22(e)(3) of the Code, and in case of any Award that constitutes deferred compensation within the meaning of Section 409A of the Code, “Disability” and “Disabled” means as defined in regulations under Code Section 409A where necessary for such Award to comply with Section 409A of the Code. For purpose of Code Section 409A, a Grantee will be considered to have incurred a Disability or to be Disabled if: (i) the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) the Grantee is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Grantee’s employer.

2.12         “Dividend Equivalent” means a right to receive cash or Shares equal to any dividends paid on Shares, if and when paid or distributed, on a specified number of Shares, which dividends have a record date on or after the date of grant of the Dividend Equivalents or related Award and before the date the Dividend Equivalents or related Award become payable or are forfeited.

2.13         “Eligible Person” means any employee (including any officer) of, or non-employee consultant to, or Non-Employee Director of, the Corporation or any Affiliate, or potential employee (including a potential officer) of, or potential non-employee consultant to, or potential Non-Employee Director of, the Corporation or an Affiliate; provided, however, that (i) solely with respect to the grant of an Incentive Stock Option, “Eligible Person” shall mean any employee (including any officer) of the Corporation or any Subsidiary Corporation and (ii) the Committee may establish additional eligibility criteria for determining an Eligible Person for any Awards granted hereunder. Solely for purposes of Section 5.6, current or former employees or Non-Employee Directors of, or non-employee consultants to, an Acquired Entity who receive Substitute Awards in substitution for Acquired Entity Awards shall be considered Eligible Persons under this Plan with respect to such Substitute Awards.

2.14         “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

2.15         “Exercise Price” means with respect to an Option, the price at which a Share may be purchased by a Grantee pursuant to such Option.

2.16         “Fair Market Value” means, unless the Committee determines otherwise, a price that is based on the closing price of a Share as reported on Nasdaq on the applicable trading date or any other established stock exchange or automated quotation system which is the principal stock exchange or automated quotation system upon which the Shares are traded on the applicable date or, if the Shares are not traded on such date, the immediately preceding trading day. Alternatively, if the Shares are exclusively traded over the counter at the time a determination of Fair Market Value is required to be made hereunder, Fair Market Value shall be deemed to be equal to the arithmetic mean between the reported high and low or closing bid and asked prices of a Share on the applicable date, or, if no such trades were made that day, then the most recent date on which Shares were so traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate provided such manner is consistent with Treasury Regulation 1.409A-1(b)(5)(iv)(B). The Fair Market Value that the Committee determines shall be final, binding and conclusive on the Company, any Affiliate and each Grantee.

2.1           “Good Reason” shall have the same definition as under any employment or service agreement between the Company or any Affiliate and the Grantee or, if no such employment or service agreement exists or if such employment or service agreement does not contain any such definition or words of similar import, “Good Reason” means, except as otherwise set forth in the Award Agreement, any of the following without the Grantee’s express written consent: (a) any action taken by the Company or an Affiliate which results in a material reduction in the Grantee’s authority, duties or responsibilities (except that any change in the foregoing that results solely from (i) the Company ceasing to be a publicly traded entity or from the Company becoming a wholly-owned subsidiary of another publicly traded entity or (ii) any change in the geographic scope of the Grantee’s authority, duties or responsibilities will not, in any event and standing alone, constitute a material reduction in the Grantee’s authority, duties or responsibilities); (b) the assignment to the Grantee of duties that are materially inconsistent with Grantee’s authority, duties or responsibilities; (c) any material decrease in the Grantee’s base salary or annual bonus opportunity, except to the extent the Company has instituted a salary or bonus reduction generally applicable to all similar employees of the Company other than in contemplation of or within one year after a Change in Control; or (d) the relocation of the Grantee to any principal place of employment other than that as of the date of grant of the Award, or any requirement that Grantee relocate his or her residence other than to that as of the date of grant of the Award, which in either event would increase the Grantee’s commute by more than fifty (50) miles; provided, however, this subsection (d) shall not apply in the case of business travel which requires the Grantee to relocate temporarily for periods of ninety (90) days or less. Notwithstanding the above, and without limitation, “Good Reason” shall not include any resignation by the Grantee where Cause for the Grantee’s termination by the Company or an Affiliate exists. The Grantee must give the Company or Affiliate that employs the Grantee notice of any event or condition that would constitute “Good Reason” within thirty (30) days of the event or condition which would constitute “Good Reason,” and upon the receipt of such notice the Company or Affiliate that employs the Grantee shall have thirty (30) days to remedy such event or condition. If such event or condition is not remedied within such thirty (30)-day period, any termination of employment by the Grantee for “Good Reason” must occur within thirty (30) days after the period for remedying such condition or event has expired.

2.2           “Grant Date” means the date on which an Award is granted or such later date as specified in advance by the Committee.

2.3           “Grantee” means an Eligible Person to whom an Award has been granted under the Plan.

2.4           “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.

2.5           “Incumbent Board Member” means an individual who either is (a) a member of the Board as of the effective date of the adoption of this Plan or (b) a member who becomes a member of the Board subsequent to the date of the adoption of this Plan whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least sixty percent (60%) of the then Incumbent Board Members (either by a specific vote or by approval of the proxy statement of the Corporation in which that person is named as a nominee for director, without objection to that nomination), but excluding, for that purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

2.6           “Non-Employee Director” means a member of the Board, or the board of directors of an Affiliate, who is not an employee of the Corporation or any Affiliate.

2.7           “Non-Qualified Stock Option” means an option that is not intended to meet the requirements of Section 422 of the Code.

2.8           “Option” means an option granted under Article 6 of the Plan.

2.9           “Other Stock-Based Award” means a right, granted under Article 12 hereof, that relates to or is valued by reference to Shares or other Awards relating to Shares.

2.10         “Period of Restriction” means the period during which Shares are subject to forfeiture if the conditions specified in the Award Agreement are not satisfied.

2.11         “Period of Vesting” means the period during which the Award is subject to forfeiture or may not be exercised if the conditions specified in the Award Agreement are not satisfied.

2.12         “Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

2.13         “Plan” means this Georgia Banking Company, Inc. 2021 Stock Incentive Plan, in its current form or as hereafter amended.

2.14         “Restricted Shares” means Shares issued under Article 7 that are both subject to forfeiture and are nontransferable if the Grantee does not satisfy the conditions specified in the Award Agreement applicable to such Shares and subject to the Grantee paying the nominal value in cash for each Share to the extent required by the Committee.

2.15         “Restricted Stock Units” are rights, granted under Article 8, to receive Shares if the Grantee satisfies the conditions specified in the Award Agreement applicable to such rights, and subject always to the Grantee paying the nominal value in cash for each such Share.

2.16         “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

2.17         “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.18         “Section 16 Non-Employee Director” means a member of the Board who satisfies the requirements to qualify as a “non-employee director” under Rule 16b-3.

2.19         “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Corporation.

2.20         “Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

2.21         “Share” means the common stock, $0.01 par value per share, of the Corporation, and, unless the context otherwise requires, such other securities of the Corporation, as may be substituted or resubstituted for Shares pursuant to Section 4.2 hereof.

2.22         “Stock Appreciation Right” or “SAR” means an Award granted under Article 7 of the Plan.

2.23         “Subsidiary Corporation” means a corporation other than the Corporation in an unbroken chain of corporations beginning with the Corporation if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns shares or stock possessing fifty percent (50%) or more of the total combined voting power of all classes of shares or stock in one of the other corporations in such chain.

2.24         “Surviving Company” means the surviving corporation in any merger or consolidation, involving the Corporation, including the Corporation if the Corporation is the surviving corporation, or the direct or indirect parent company of the Corporation or such surviving corporation following a sale of substantially all of the outstanding shares or stock of the Corporation.

2.25         “Term” of any Option or SAR means the period beginning on the Grant Date of an Option or SAR and ending on the date such Option or SAR expires, terminates or is cancelled. No Option or SAR granted under this Plan shall have a Term exceeding ten (10) years.

2.26         “Termination of Service” means (a) that the employee has terminated employment with the Corporation and its Affiliates, the non-employee consultant is no longer serving as a consultant to the Corporation or an Affiliate or the Non-Employee Director has ceased being a director of the Corporation or any Affiliate or (b) when an entity which is employing the employee or non-employee consultant or on whose board of directors the Non-Employee Director is serving, ceases to be an Affiliate, unless the Grantee otherwise is, or thereupon becomes, an employee, non-employee consultant or Non-Employee Director of the Corporation or another Affiliate, at the time such entity ceases to be an Affiliate. In the event an employee, non-employee consultant or Non-Employee Director becomes one of the other categories of Eligible Persons upon the termination of such employee’s employment, such consultant’s consultancy or such Non-Employee Director’s service, unless otherwise determined by the Committee, in its sole discretion, no Termination of Service will be deemed to have occurred until such time as such person is no longer an employee, non-employee consultant or Non-Employee Director. Notwithstanding the foregoing, however, if an Award constitutes deferred compensation within the meaning of Code Section 409A, Termination of Service with respect to such Award shall mean the Grantee’s Separation from Service within the meaning of Section 409A of the Code, to the extent necessary for such Award to comply with Section 409A of the Code.

Article 3
Administration

3.1           Committee.

(a)           The Plan shall be administered by the Compensation Committee or the Board itself if no Compensation Committee exists. Notwithstanding the foregoing, the Board may at any time and in one or more instances reserve administrative powers to itself as the Board. To the extent the Board or Compensation Committee considers it desirable to comply with Rule 16b-3, the Committee shall consist of two or more directors of the Company, all of whom qualify as “independent directors” within the meaning of the Nasdaq listing standards and as Section 16 Non-Employee Directors. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case if and to the extent the Board deems it appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3.

(b)           The Committee may act through subcommittees, in which case the subcommittee shall be subject to and have the authority hereunder applicable to the Committee, and the acts of the subcommittee shall be deemed to be the acts of the Committee hereunder. Additionally, to the extent applicable law so permits, the Board or the Compensation Committee may appoint and delegate to one or more officers of the Corporation, any or all of the authority of the Board or the Committee, as applicable, with respect to Awards to Grantees other than Grantees who are (i) “executive officers” of the Company (as defined by Rule 3b-7 under the Exchange Act) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act), (ii) Non-Employee Directors, or (iii) expected to be Section 16 Persons at the time any such delegated authority is exercised, and provided that the Board or the Compensation Committee shall fix the maximum number of Shares subject to Awards that such officers may grant. The Committee may revoke or amend the terms of any delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan and the Committee’s prior delegation. An Award granted to an individual who is a member of the Committee may be approved by the Committee in accordance with the applicable Committee charters then in effect and other applicable law except that the Committee member must abstain from any action with respect to the Committee member’s own Awards.

(c)           Unless the context requires otherwise, any references herein to “Committee” include references to, the Board or the Compensation Committee to the extent the Board or the Compensation Committee, as applicable, has assumed or exercises administrative powers as the Committee pursuant to subsection (a), and to one or more officers of the Corporation the extent they have been delegated authority pursuant to subsection (b), as applicable; provided that, (i) for purposes of Awards to Non-Employee Directors, “Committee” shall include only the full Board, and (ii) for purposes of Awards intended to comply with Rule 16b-3, “Committee” shall include only the Compensation Committee.

3.2           Powers of Committee. The Committee shall have authority to grant Awards upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the grant, exercisability, transferability, settlement and forfeitability of all or any part of an Award, among other terms. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Award may be exercised, become transferable or nonforfeitable or be earned and settled including, without limitation, (i) in the event of the Grantee’s death, Disability or Termination of Service or (ii) in connection with a Change in Control. In addition, the Committee shall have complete authority to interpret all provisions of this Plan including, without limitation, the discretion to interpret any terms used in the Plan that are not defined herein; to prescribe the form of Agreements; to adopt, amend and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final, conclusive and binding on all persons. The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement or Award. Unless otherwise provided by the Bylaws of the Corporation, by resolution of the Board or applicable law, a majority of the members of the Committee shall constitute a quorum, and acts of the majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee.

3.3           No Repricings. Notwithstanding any provision in Section 3.2 to the contrary, the terms of any outstanding Option or SAR may not be amended to reduce the Exercise Price of such Option or SAR, or cancel any outstanding Option or SAR in exchange for other Options or SARs with an Exercise Price that is less than the Exercise Price of the cancelled Option or SAR or for any cash payment (or Shares having a Fair Market Value) in an amount that exceeds the excess of the Fair Market Value of the Shares underlying such cancelled Option or SAR over the aggregate Exercise Price of such Option or SAR or for any other Award, without shareholder approval; provided, however, that the restrictions set forth in this Section 3.3, shall not apply (i) unless the Corporation has a class of shares or stock that is registered under Section 12 of the Exchange Act or (ii) to any adjustment allowed under Section 4.2.

Article 4
Shares Subject to the Plan and Maximum Awards

4.1           Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 and except as provided in Section 5.6, the maximum number of Shares hereby reserved for delivery in connection with Awards under the Plan (including Incentive Stock Options) shall be 1,125,000 Shares (the original 452,000 Shares reserved under the original plan and the additional 673,000 Shares added pursuant to Amendment No. 1, Amendment No. 2, and Amendment No. 3); 100% of such Shares may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan or the Prior Plan (in lieu of other Awards). A Share issued in connection with an Award under the Plan or the Prior Plan shall reduce the total number of Shares available for issuance under the Plan by one provided, however, that, upon settlement of a SAR, the greater of the number of Shares underlying the portion of the SAR that is exercised or the number of Shares actually issued will be treated as having been delivered for purposes of determining the maximum number of Shares available for grant under the Plan and shall not again be treated as available for grant under the Plan. If any Award under the Plan or the Prior Plan terminates without the delivery of Shares, whether by lapse, forfeiture, cancellation or otherwise, the Shares subject to such Award, to the extent of any such termination, shall again be available for grant under the Plan. To the extent Shares subject to an Option or stock-settled SAR granted under the Plan after the Effective Date are withheld by the Corporation for payment of the purchase price of the Shares or as a means of paying the exercise price, or for payment of federal, state or local income or wage tax withholding requirements, the Shares that are so withheld shall be treated as granted and shall not again be available for subsequent grants of Awards under the Plan; to the extent Shares subject to an Option or stock-settled SAR granted under the Prior Plan before the Effective Date are withheld by the Corporation for payment of the purchase price of the Shares or as a means of paying the exercise price, or for payment of federal, state or local income or wage tax withholding requirements, the Shares that are so withheld shall again be available for subsequent grants of Awards under the Plan. To the extent Shares subject to a full-value Award (i.e., an equity-based Award other than an Option or SAR) granted under the Plan or the Prior Plan are not actually issued to the Grantee at the time the Award is exercised or settled, including where Shares are withheld for payment of federal, state or local income or wage tax withholding requirements, the Shares that are so withheld shall again be available for grants of Awards under the Plan. The number of Shares available for issuance under the Plan may not be increased through the Corporation’s purchase of Shares on the open market with the proceeds obtained from the exercise of any Options or other purchase rights granted hereunder. In addition, in the case of any Substitute Award granted in assumption of or in substitution for an Acquired Entity Award, Shares delivered or deliverable in connection with such Substitute Award shall not be counted against the number of Shares reserved under the Plan (to the extent permitted by the rules of any other stock exchange or automated quotation system upon which the Shares are listed or quoted), and available shares of stock under a shareholder-approved plan of an Acquired Entity (as appropriately adjusted to reflect the transaction) also may be used for Awards under the Plan, which shall not reduce the number of Shares otherwise available under the Plan (subject to applicable requirements of any other stock exchange or automated quotation system upon which the Shares are listed or quoted). Shares may be allotted and issued pursuant to the Plan from the Corporation’s authorized but unissued share capital, or the reissue of treasury Shares. The proceeds that the Corporation receives in connection with Awards granted under the Plan, if any, shall be used for general corporate purposes and shall be added to the general funds of the Corporation.

4.2           Adjustments in Authorized Shares and Awards; Liquidation, Dissolution or Change in Control.

(a)           In the event that the Committee determines that any dividend or other distribution (excluding any ordinary dividend or distribution) (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Corporation or repurchase or exchange of Shares or other securities of the Corporation or other rights to purchase Shares or other securities of the Corporation, or other corporate transaction or event affects the Shares such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the Exercise Price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, (iv) the number and kind of Shares of outstanding Restricted Shares, or the Shares underlying any Award of Restricted Stock Units and (v) any other terms and conditions of the Award. Notwithstanding the foregoing, (x) no such adjustment shall be authorized with respect to any Options or SAR to the extent that such adjustment would cause the Option (determined as if such Option was an Incentive Stock Option) or SAR to violate Section 424(a) of the Code or with respect to any Awards to the extent such adjustment would subject any Grantee to taxation under Section 409A of the Code; and (y) the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(b)           In the event of a merger or consolidation of the Corporation with or into another corporation or a sale of all or substantially all of the shares or stock of the Corporation or all or substantially all of the assets of the Corporation, including by way of a court sanctioned compromise or scheme of arrangement, reorganization, merger, combination, purchase, recapitalization, liquidation, or sale, transfer, exchange or other disposition (a “Corporate Transaction”) that results in a Change in Control, unless an outstanding Award is assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award, the Committee shall cancel any outstanding Awards that are not vested and nonforfeitable as of the consummation of such Corporate Transaction (unless the Committee in its discretion accelerates the vesting of such Awards without the need for the consent of any Grantee in Grantee’s status as the grantee of the Award) and with respect to any vested and nonforfeitable Awards, the Committee may either (i) allow all Grantees to exercise such Awards in the nature of Options to the extent then exercisable or to become exercisable upon the Corporate Transaction within a reasonable period prior to the consummation of the Corporate Transaction and cancel any Awards in the nature of Options or SARs that remain unexercised upon consummation of the Corporate Transaction, or (ii) cancel any or all of such outstanding Awards in exchange for a payment (in cash and/or in securities and/or other property) in an amount equal to the amount that the Grantee would have received (net of the Exercise Price with respect to any Awards in the nature of Options or SARs) and on the same terms (including without limitation any earn-out, escrow or other deferred consideration provisions) as if such vested Awards were settled or distributed or such Awards in the nature of vested Options or SARs were exercised immediately prior to the consummation of the Corporate Transaction. Notwithstanding the foregoing, if an Option or SAR is not assumed by the Surviving Company or replaced with an equivalent Award issued by the Surviving Company and the Exercise Price with respect to any outstanding Option or SAR equals or exceeds the amount payable per Share in the Corporation Transaction, such Awards shall be cancelled without any payment to the Grantee.

(c)           Immediately prior to consummation of any Corporate Transaction that results in a Change in Control (subject to consummation of the Change in Control), unless the Award Agreement provides otherwise, and except as otherwise set forth below as to any Award with respect to which the grant, vesting, payment and/or settlement is contingent upon the satisfaction of specified performance measures, all outstanding Awards will become vested and non-forfeitable, earned and payable and any conditions on any such Award shall lapse, as to all of such Award to the extent then outstanding, including Shares as to which the Award would not otherwise be exercisable or non-forfeitable or earned and payable, unless the outstanding Award is assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award. If the outstanding Award is assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award, then all such outstanding Awards will become vested and non-forfeitable, earned and payable and any conditions on any such Award shall lapse, as to all of such Award to the extent then outstanding, including Shares as to which the Award would not otherwise be exercisable or non-forfeitable or earned and payable, upon the Grantee’s subsequent death, Disability, or Termination of Service by the Company and its Affiliates without Cause or by the Grantee for Good Reason, in any such case on or within one (1) year after the Change in Control (provided such accelerated exercisability or vesting does not violate Code Section 409A).

(d)           Notwithstanding the forgoing provisions, if an Award constitutes deferred compensation within the meaning of, and subject to, Code Section 409A, no payment or settlement of such Award shall be made pursuant to this Section, unless the Corporate Transaction or the dissolution or liquidation of the Company, as applicable, constitutes a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company as described in Treasury Regulation Section 1.409A-3(i)(5), where necessary for such Award to comply with Section 409A of the Code, and such payment or settlement does not result in a violation of Section 409A of the Code. Additionally, with respect to any Award with respect to which the grant, vesting, payment and/or settlement is contingent upon the satisfaction of specified performance measures in the specified performance period and which is not assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award, unless the Award Agreement provides otherwise, the Award shall become vested, and be paid and settled, pursuant to this Section, at target, with the amount prorated based on the number of days in the specified performance period prior to and including the date of the Change in Control over the number of days in the specified performance period. If any such Awards are assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award, unless the Award Agreement provides otherwise, the Award shall be converted into a time-based Award as of the Change in Control at target, subject to the Grantee’s continued employment or other service, and such outstanding Awards will become vested and non-forfeitable, earned and payable and any conditions on any such Award shall lapse, as to all of such Award to the extent then outstanding, including Shares as to which the Award would not otherwise be exercisable or non-forfeitable or earned and payable, upon the Grantee’s subsequent death, Disability, or Termination of Service by the Company and its Affiliates without Cause or by the Grantee for Good Reason, in any such case on or within the one (1) year after the Change in Control (provided such accelerated exercisability or vesting does not violate Code Section 409A).

Article 5
Eligibility and General Conditions of Awards

5.1           Eligibility. The Committee may in its discretion grant Awards to any Eligible Person, whether or not such Eligible Person has previously received an Award; provided, however, that all Awards made to Non-Employee Directors shall be determined by the Board in its sole discretion. No Award may be granted at a time when such grant would constitute a breach of applicable law.

5.2           Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement and, unless the Committee determines otherwise, such Agreement must be signed, acknowledged and returned by the Grantee to the Corporation. Unless the Committee determines otherwise, any failure by the Grantee to sign and return the Agreement within such period of time following the granting of the Award as the Committee shall prescribe shall cause such Award to the Grantee to be null and void. By accepting an Award or other benefits under the Plan (including participation in the Plan), each Grantee shall be conclusively deemed to have indicated acceptance and ratification of, and consented to, all provisions of the Plan and the Agreement.

5.3           General Terms and Termination of Service. The Committee may impose on any Award or the exercise or settlement thereof, at the date of grant or, subject to the provisions of Section 14.2, thereafter, such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, including without limitation terms requiring forfeiture or transfer, or acceleration or pro-rata acceleration of Awards in the event of a Termination of Service by the Grantee. Awards may be granted for no consideration other than prior and future services save that in no event will Shares subject to an Award be allotted and issued unless the nominal value per Share is paid in cash, unless permitted otherwise by applicable law. Except as otherwise determined by the Committee pursuant to this Section 5.3 or set forth in an Award Agreement, all Options and SARs that have not been exercised, or any other Awards that remain subject to a risk of forfeiture or which are not otherwise vested, or which have outstanding performance periods, at the time of a Termination of Service shall be forfeited to the Corporation. Additionally, notwithstanding any other provision of this Plan or any Award Agreement to the contrary, no dividends or Dividend Equivalents shall be paid with respect to any Awards that do not become vested, non-forfeitable or payable under the Plan.

5.4           Nontransferability of Awards.

(a)           Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal representative or by a transferee receiving such Award pursuant to a domestic relations order (a “DRO”) as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder. Nothing herein shall be construed as requiring the Corporation or any Affiliate to honor a DRO except to the extent required under applicable law.

(b)           No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Shares, to the Corporation) or pursuant to a DRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Corporation or any Affiliate; provided that the designation of a beneficiary to receive benefits in the event of the Grantee’s death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c)           Notwithstanding subsections (a) and (b) above, to the extent provided in the Award Agreement, Awards (other than Incentive Stock Options and related SARs), may be transferred, without consideration, to a Permitted Transferee. For this purpose, a “Permitted Transferee” in respect of any Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such Grantee or members of his or her Immediate Family; and the “Immediate Family” of a Grantee means the Grantee’s spouse, any person sharing the Grantee’s household (other than a tenant or employee), children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews. Such Award may be exercised by such transferee in accordance with the terms of the Award Agreement. If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to and consistent with the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

5.5           Cancellation, Rescission and Forfeiture of Awards. Unless the Award Agreement specifies otherwise:

(a)           the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised or other Award at any time if (i) the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan or (ii) the Grantee has a Termination of Service; and

(b)           a Grantee shall forfeit any and all rights under any Award or will reimburse the Corporation for any payment under any Award (with interest as required by applicable law) to the extent applicable law or any applicable claw-back or recoupment policy of the Corporation or any of its Affiliates requires such forfeiture or reimbursement.

5.6           Stand-Alone, Tandem and Substitute Awards.

(a)           Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan unless such tandem or substitution Award would subject the Grantee to tax penalties imposed under Section 409A of the Code. If an Award is granted in substitution for another Award or any non-Plan award or benefit, the Committee shall require the surrender of such other Award or non-Plan award or benefit in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or non-Plan awards or benefits may be granted either at the same time as or at a different time from the grant of such other Awards or non-Plan awards or benefits; provided, however, that if any SAR is granted in tandem with an Incentive Stock Option, such SAR and Incentive Stock Option must have the same Grant Date, Term and Exercise Price.

(b)           The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Awards under the Plan (“Substitute Awards”) in substitution for share or stock and share or stock-based awards (“Acquired Entity Awards”) held by current or former employees or non-employee directors of, or consultants to, another corporation or entity who become Eligible Persons as the result of a merger or consolidation of the employing corporation or other entity (the “Acquired Entity”) with the Corporation or an Affiliate or the acquisition by the Corporation or an Affiliate of property or shares or stock of the Acquired Entity immediately prior to such merger, consolidation or acquisition in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value. The limitations of Sections 4.1 on the number of Shares reserved or available for grants shall not apply to Substitute Awards granted under this Section 5.6.

5.7           Deferral of Award Payouts. The Committee may permit a Grantee to defer, or if and to the extent specified in an Award Agreement require the Grantee to defer, receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the lapse or waiver of restrictions with respect to Awards, the satisfaction of any requirements or goals with respect to Awards, the lapse or waiver of the deferral period for Awards, or the lapse or waiver of restrictions with respect to Awards. If the Committee permits such deferrals, the Committee shall establish rules and procedures for making such deferral elections and for the payment of such deferrals, which shall conform in form and substance with applicable regulations promulgated under Section 409A of the Code to ensure that the Grantee is not subjected to tax penalties under Section 409A of the Code with respect to such deferrals. Except as otherwise provided in an Award Agreement, any payment or any Shares that are subject to such deferral shall be made or delivered to the Grantee as specified in the Award Agreement or pursuant to the Grantee’s deferral election.

5.8           Extension of Term of Award; Automatic Exercise.

(a)           Notwithstanding any provision of the Plan providing for the maximum term of an Award, in the event any Award would expire prior to exercise, vesting or settlement because trading in Shares is prohibited by law or by any insider trading policy of the Corporation, the Committee may extend the term of the Award (or provide for such in the applicable Award Agreement) until thirty (30) days after the expiration of any such prohibitions to permit the Grantee to realize the value of the Award, provided such extension (i) is permitted by law, (ii) does not violate Code Section 409A with respect to any Award, and (iii) does not otherwise adversely impact the tax consequences of the Award (such as with respect to incentive stock options and related Awards).

(b)           This Section 5.8(b) applies to an Option or SAR if (i) the Grantee to whom the Option or SAR was granted remains in the continuous employment or service of the Corporation or an Affiliate from the date the Option or SAR was granted until the expiration date of such Option or SAR, (ii) on the expiration date the Fair Market Value of a share exceeds the exercise price of the Option or SAR, (iii) the Option or SAR has become exercisable on or before the expiration date and (iv) the term of the Option or SAR will not be extended as described above. In that event, subject to the other terms of the Plan in all respects, each Option or SAR to which this Section 5.8(b) applies shall be exercised automatically on the expiration date to the extent that it is outstanding and unexercised on such date. An Option that is exercised pursuant to this Section 5.8(b) shall result in the issuance to the Grantee of that number of whole Shares that have a Fair Market Value that most nearly equals, but does not exceed, the excess of the Fair Market Value of a Share on the expiration date over the Option exercise price multiplied by the number of Shares subject to the exercisable portion of the Option. A SAR that is exercised pursuant to this Section 5.8(b) shall be settled in accordance with its terms on the expiration date.

5.9           Conditions on Delivery of Shares. The Corporation will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Corporation’s satisfaction, (ii) as determined by the Corporation, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and rules and regulations of Nasdaq and any other stock exchange or automated quotation system upon which the Shares are listed or quoted, and (iii) the Grantee has executed and delivered to the Company such representations or agreements as the Committee deems necessary or appropriate to satisfy any applicable laws. The Corporation’s inability to obtain authority from any regulatory body having jurisdiction, which the Committee determines is necessary to the lawful issuance and sale of any Shares, will relieve the Corporation of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

5.10         Performance-Based Awards. The Committee may impose such conditions and/or restrictions on Awards that include restrictions based upon the achievement of specific time-based restrictions, performance measures, time-based restrictions on vesting following the attainment of the performance measures, and/or restrictions under applicable law. In determining if any performance measures to which Awards are subject have been achieved, the Committee will adjust the performance targets in the event of any unbudgeted acquisition, divestiture or other unexpected fundamental change in the business of the Corporation, an Affiliate or business unit or in any product that is material taken as a whole as appropriate to fairly and equitably determine if the Award is to become exercisable, nonforfeitable and transferable or earned and payable pursuant to the conditions set forth in the Award. Additionally, in determining if such performance conditions have been achieved, the Committee also will adjust the performance targets in the event of any (i) unanticipated asset write-downs or impairment charges, (ii) litigation or claim judgments or settlements thereof, (iii) changes in tax laws, accounting principles or other laws or provisions affecting reported results, (iv) accruals for reorganization or restructuring programs, or (v) other extraordinary non-reoccurring items.

Article 6
Stock Options

6.1           Grant of Options. Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. No dividend rights or dividend equivalent may be granted in conjunction with any grant of Options.

6.2           Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the Term of the Option, the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable, whether the Option is intended to be a Non-Qualified Stock Option or an Incentive Stock Option and such other provisions as the Committee shall determine. Except as otherwise set forth in Section 5.6 above, no Option shall have a term of more than ten (10) years after its Grant Date, subject to earlier termination as provided herein or in the applicable Award Agreement. No Option may be exercised at a time when such exercise and/or the issuance of Shares pursuant to such exercise would be in breach of applicable law. No dividend rights or dividend equivalents may be granted in conjunction with any grant of Options.

6.3           Option Exercise Price. The Exercise Price of an Option under this Plan shall be determined in the sole discretion of the Committee but may not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date (except as otherwise set forth in Section 5.6 above) and shall not be less than the nominal value per Share if required by applicable law.

6.4           Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. An Option designated as an Incentive Stock Option:

(a)           shall be granted only to an employee of the Corporation or a Subsidiary Corporation;

(b)           shall have an Exercise Price of not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Corporation or any Subsidiary Corporation (a “More Than Ten Percent (10%) Owner”), have an Exercise Price not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on its Grant Date;

(c)           shall be for a period of not more than 10 years (five years if the Grantee is a More Than 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(d)           shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee’s employer or any parent or Subsidiary Corporation (“Other Plans”)) are exercisable for the first time by such Grantee during any calendar year (“Current Grant”), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the “$100,000 Limit”);

(e)           shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be, as to the portion in excess of the $100,000 Limit, exercisable as a separate option that is not an Incentive Stock Option at such date or dates as are provided in the Current Grant;

(f)           shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to holding periods and certain disqualifying dispositions) (“Disqualifying Disposition”) within 10 days of such a Disqualifying Disposition;

(g)           shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death; and

(h)           shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Section 422 of the Code for an Incentive Stock Option, be treated for all purposes of this Plan, except as otherwise provided in subsections (d) and (e) above, as an Option that is not an Incentive Stock Option.

Notwithstanding the foregoing and Section 3.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option.

6.5           Payment of Exercise Price. Except as otherwise provided by the Committee in an Award Agreement, Options shall be exercised by the delivery of a written notice of exercise to the Corporation, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means:

(a)           cash, personal check, cash equivalent or wire transfer;

(b)           subject to applicable law and with the approval of the Committee, by delivery of Shares owned by the Grantee prior to exercise, valued at their Fair Market Value on the date of exercise;

(c)           subject to applicable law and with the approval of the Committee, Shares acquired upon the exercise of such Option, such Shares valued at their Fair Market Value on the date of exercise;

(d)           subject to applicable law and with the approval of the Committee, Restricted Shares held by the Grantee prior to the exercise of the Option, each such share valued at the Fair Market Value of a Share on the date of exercise; or

(e)           subject to applicable law (including the prohibited loan provisions of Section 402 of Sarbanes-Oxley), through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Corporation the amount of sale proceeds sufficient to pay for such Shares, together with, if requested by the Corporation, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise.

Upon exercise of the Option, the Corporation shall issue the respective Shares within thirty (30) days of the date the Option is exercised unless the Award Agreement specifies otherwise.

The Committee may in its discretion specify that, if any Restricted Shares (“Tendered Restricted Shares”) are used to pay the Exercise Price, (x) all the Shares acquired on exercise of the Option shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option, or (y) a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

6.6           No Reload Options. No Option granted under the Plan shall contain any provision entitling the Grantee to the automatic grant of additional Options in connection with the exercise of the original Option.

Article 7
Stock Appreciation Rights

7.1           Issuance. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to any Eligible Person either alone or in addition to other Awards granted under the Plan. Such SARs may, but need not, be granted in connection with a specific Option granted under Article 6. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate. No dividend rights or Dividend Equivalents may be granted in conjunction with any grant of SARs.

7.2           Award Agreements. Each SAR grant shall be evidenced by an Award Agreement in such form as the Committee may approve and shall contain such terms and conditions not inconsistent with other provisions of the Plan as shall be determined from time to time by the Committee. Except as otherwise set forth in Section 5.6(b) above, no SAR shall have a term of more than ten (10) years after its Grant Date (or the Term of the related Option if granted in tandem therewith), subject to earlier termination as provided herein or in the applicable Award Agreement. No SAR may be exercised at a time when such exercise and/or the issuance of Shares pursuant to such exercise would be in breach of Applicable Law.

7.3           SAR Exercise Price. The Exercise Price of a SAR shall be determined by the Committee in its sole discretion; provided that, except as otherwise set forth in Section 5.6(b), the Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of the grant of the SAR (or the exercise price of the related Option if granted in tandem therewith).

7.4           Exercise and Payment. Upon the exercise of an SAR, a Grantee shall be entitled to receive payment from the Corporation in an amount determined by multiplying:

(a)           The excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price; by

(b)           The number of Shares with respect to which the SAR is exercised.

SARs shall be deemed exercised on the date written notice of exercise in a form acceptable to the Committee is received by the Secretary of the Corporation. The Corporation shall make payment in respect of any SAR within thirty (30) days of the date the SAR is exercised, unless the Award Agreement specifically provides otherwise. Any payment by the Corporation in respect of a SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

Article 8
Restricted Shares

8.1           Grant of Restricted Shares. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares to any Eligible Person in such amounts as the Committee shall determine.

8.2           Award Agreement. Each grant of Restricted Shares shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions and/or restrictions on any Restricted Shares granted pursuant to the Plan as it may deem advisable, including restrictions based upon the achievement of specific time-based restrictions, performance measures, time-based restrictions on vesting following the attainment of the performance measures, and/or restrictions under applicable law.

8.3           Consideration for Restricted Shares. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares provided that it shall be no less than the nominal value per Restricted Share if required to be paid by applicable law.

8.4           Effect of Forfeiture. If Restricted Shares are forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Shares to the Corporation at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value of a Share on the date of such forfeiture. The Corporation shall pay to the Grantee the deemed sale price as soon as is administratively practical. Such Restricted Shares shall cease to be outstanding and shall no longer confer on the Grantee thereof any rights as a shareholder of the Corporation, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Corporation’s tender of payment for such Restricted Shares.

8.5           Voting and Dividend Equivalent Rights Attributable to Restricted Shares. A Grantee awarded Restricted Shares will have all voting rights with respect to such Restricted Shares. Unless the Committee determines and sets forth in the Award Agreement that Grantee will not be entitled to receive any dividends with respect to such Restricted Shares, a Grantee will have the right to receive all dividends in respect of such Restricted Shares, which dividends shall be either deemed reinvested in additional shares of Restricted Shares, which shall remain subject to the same forfeiture conditions applicable to the Restricted Shares to which such dividends relate, or paid in cash if and at the time the Restricted Shares are no longer subject to forfeiture, as the Committee shall set forth in the Award Agreement. No dividends may be paid with respect to Restricted Shares that are forfeited.

8.6           Escrow; Legends. The Committee may provide that the certificates for any Restricted Shares if certificated (x) shall be held (together with a stock transfer form executed in blank by the Grantee) in escrow by the Secretary of the Corporation until such Restricted Shares become non-forfeitable or are forfeited and/or (y) shall bear an appropriate legend restricting the transfer of such Restricted Shares under the Plan. If any Restricted Shares become nonforfeitable, the Corporation shall cause certificates for such shares to be delivered without such legend.

Article 9
Restricted Stock Units

9.1           Grant of Restricted Stock Units. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to any Eligible Person, in such amount and upon such terms as the Committee shall determine.

(a)           Vesting and Delivery. Delivery of Shares subject to a grant of Restricted Stock Units shall occur no later than the 15th day of the third month following the end of the taxable year of the Grantee or the fiscal year of the Corporation in which the Grantee’s rights under such Restricted Stock Units are no longer subject to a substantial risk of forfeiture as defined in final regulations under Section 409A of the Code. Unless otherwise determined by the Committee, to the extent that the Grantee has a Termination of Service while the Restricted Stock Units remain subject to a substantial risk of forfeiture, such Restricted Stock Units shall be forfeited, unless the Committee determines that such substantial risk of forfeiture shall lapse in the event of the Grantee’s Termination of Service.

9.2           Voting and Dividend Equivalent Rights Attributable to Restricted Stock Units. A Grantee awarded Restricted Stock Units will have no voting rights with respect to such Restricted Stock Units prior to the delivery of Shares in settlement of such Restricted Stock Units. Unless the Committee determines and sets forth in the Award Agreement that a Grantee will not be entitled to receive any such dividend equivalents with respect to such Restricted Stock Units, the Grantee will have the right to receive dividend equivalents in respect of Restricted Stock Units, which dividend equivalents shall be either deemed reinvested in additional Shares of Restricted Stock Units, as applicable, which shall remain subject to the same forfeiture conditions applicable to the Restricted Stock Units to which such dividend equivalents relate, or paid in cash if and at the time the Restricted Stock Units are no longer subject to forfeiture and deliverable, as the Committee shall set forth in the Award Agreement. No dividend equivalents may be paid on Restricted Stock Units that are forfeited.

Article 10
Dividend Equivalents

The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards; provided, however, that no Dividend Equivalents may be granted in conjunction with any grant of Options or SARs, and no Dividend Equivalents may be paid on any Awards other than Options and SARs unless and until the Awards become vested, nonforfeitable and/or payable. The Committee may provide that Dividend Equivalents not paid in connection with an Award shall either be (i) paid or distributed in cash when the Dividend Equivalents or Awards to which such Dividend Equivalents relate become vested, nonforfeitable and/or payable or (ii) deemed to have been reinvested in additional Dividends Equivalents or Awards.

Article 11
Bonus Shares

Subject to the terms of the Plan, including without limitation the repricing restrictions set forth in Section 3.3, the Committee may grant Bonus Shares to any Eligible Person, in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee.

Article 12
Other Stock-Based Awards

The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including Shares awarded which are not subject to any restrictions or conditions, convertible or exchangeable debt securities or other rights convertible or exchangeable into Shares, and Awards valued by reference to the value of securities of or the performance of specified Affiliates. Subject to and consistent with the provisions of the Plan, the Committee shall determine the terms and conditions of such Awards. Except as provided by the Committee, Shares delivered pursuant to a purchase right granted under this Article 12 shall be purchased for such consideration, paid for by such methods and in such forms, including cash, Shares, outstanding Awards or other property, as the Committee shall determine.

Article 13
Non-Employee Director Awards

Subject to the terms of the Plan, the Committee may grant Awards to any Non-Employee Director, in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee in its sole discretion. Except as otherwise provided in Section 5.6(b), a Non-Employee Director may not be granted Awards during any single calendar year that, taken together with any cash fees paid to such Non-Employee Director during such calendar year in respect of the Non-Employee Director’s service as a member of the Board during such year, exceeds $500,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial accounting purposes) (twice that limit for Awards that are granted to a Non-Employee Director in the fiscal year in which the Non-Employee Director first commences service) (based in each case on the highest level of performance resulting in the maximum payout). Notwithstanding the foregoing, the Board may make exceptions to this limit for individual Non-Employee Directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

Article 14
Amendment, Modification, and Termination

14.1         Amendment, Modification, and Termination. Subject to Section 14.2, the Board may, at any time and from time to time, alter, amend, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Corporation’s shareholders, except that (a) any amendment or alteration shall be subject to the approval of the Corporation’s shareholders if such shareholder approval is required by any applicable law, and (b) the Board may otherwise, in its discretion, determine to submit other such amendments or alterations to shareholders for approval.

14.2         Awards Previously Granted. Except as otherwise specifically permitted in the Plan or an Award Agreement, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award.

Article 15
Withholding

15.1         Required Withholding.

(a)            The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option or SAR, or upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, or upon payment of any other benefit or right under this Plan (the date on which such exercise occurs or such restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Grantee may elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare (“FICA”) taxes by one or a combination of the following methods:

(i)            payment of an amount in cash equal to the amount to be withheld (including cash obtained through the sale of the Shares acquired on exercise of an Option or SAR, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, through a broker-dealer to whom the Grantee has submitted irrevocable instructions to deliver promptly to the Corporation, the amount to be withheld);

(ii)           delivering part or all of the amount to be withheld in the form of Shares valued at its Fair Market Value on the Tax Date;

(iii)           requesting the Corporation to withhold from those Shares that would otherwise be received upon exercise of the Option or SAR, upon the lapse of restrictions on Restricted Stock, or upon the transfer of Shares, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

(iv)          withholding from any compensation otherwise due to the Grantee.

The Committee in its sole discretion may provide that the maximum amount of tax withholding upon exercise of an Option or SAR, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, to be satisfied by withholding Shares upon exercise of such Option or SAR, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, pursuant to clause (iii) above shall not exceed the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law that will not result in adverse financial accounting consequences with respect to such Awards and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity. An election by Grantee under this subsection is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements.

(b)           Any Grantee who makes a Disqualifying Disposition or an election under Section 83(b) of the Code shall remit to the Corporation an amount, if any, sufficient to satisfy all resulting tax withholding requirements in the same manner as set forth in subsection (a) (other than (a)(iii) above).

15.2         Notification under Code Section 83(b). If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Corporation of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

Article 16
Additional Provisions

16.1         Successors. All obligations of the Corporation under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Corporation.

16.2         Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

16.3         Requirements of Law. The granting of Awards and the delivery of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or Nasdaq and any other stock exchange or automated quotation system upon which the Shares are listed or quoted as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Corporation (and any Affiliate) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Corporation of any applicable law or regulation.

16.4         Securities Law Compliance.

(a)           If the Committee deems it necessary to comply with any applicable law, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under the Plan as it may deem advisable. In addition, if requested by the Corporation and any underwriter engaged by the Corporation, Shares acquired pursuant to Awards may not be sold or otherwise transferred or disposed of for such period following the date of the final prospectus or prospectus supplement relating to an underwritten public offering as the Corporation or such underwriter shall specify reasonably and in good faith, not to exceed 180 days in the case of the initial public offering or 90 days in the case of any other public offering. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, Nasdaq and any other stock exchange or automated quotation system upon which the Shares are listed or quoted, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Corporation, the Grantee shall make a written representation to the Corporation that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act and any applicable state securities law or unless he or she shall have furnished to the Corporation, in form and substance satisfactory to the Corporation, that such registration is not required.

(b)           If the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable law or result in the imposition of excise taxes on the Corporation or its Affiliates under the statutes, rules or regulations of any applicable jurisdiction, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Corporation shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

(c)           The Committee may require each Grantee receiving Shares pursuant to an Award under the Plan to represent to and agree with the Corporation in writing that the Grantee is acquiring the Shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, Nasdaq and any other stock exchange or automated quotation system upon which the Shares are listed or quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d)           A Grantee shall be required to supply the Corporation with certificates, representations and information that the Corporation requests and otherwise cooperate with the Corporation in obtaining any listing, registration, qualification, exemption, consent or approval the Corporation deems necessary or appropriate.

16.5         No Rights as a Shareholder. Unless otherwise determined by the Committee and set forth in the Award Agreement, no Grantee shall have any rights as a shareholder of the Corporation with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Corporation, shall confer on the Grantee all rights of a shareholder of the Corporation, except as otherwise provided in the Plan or Award Agreement. At the time of grant of an Award, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Awards. Stock dividends and deferred cash dividends issued with respect to Awards shall be subject to the same restrictions and other terms as apply to the Awards with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends.

16.6         Employee Status. If the terms of any Award provide that it may be exercised or paid only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service. For purposes of the Plan, employment and continued service shall be deemed to exist between the Grantee and the Corporation and/or an Affiliate if, at the time of the determination, the Grantee is a director, officer, employee, consultant or advisor of the Corporation or an Affiliate. A Grantee on military leave, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of leave does not exceed three months, or, if longer, so long as the individual’s right to re-employment with the Corporation or any of its Affiliates is guaranteed either by statute, agreement or contract. If the period of leave exceeds three months, and the individual’s right to re-employment is not guaranteed by statute, agreement or contract, the employment shall be deemed to be terminated on the first day after the end of such three-month period. Except as may otherwise be expressly provided in an Agreement, Awards granted to a director, officer, employee, consultant or adviser shall not be affected by any change in the status of the Grantee so long as the Grantee continues to be a director, officer, employee, consultant or advisor to the Corporation or any of its Affiliates (regardless of having changed from one to the other or having been transferred from one entity to another). The Grantee’s employment or continued service shall not be considered interrupted in the event the Committee, in its discretion and as specified at or prior to such occurrence, determines there is no interruption in the case of a spin-off, sale or disposition of the Grantee’s employer from the Corporation or an Affiliate, except that if the Committee does not otherwise specify such at or prior to such occurrence, the Grantee will be deemed to have a termination of employment or continuous service to the extent the Affiliate that employs the Grantee is no longer the Corporation or an entity that qualifies as an Affiliate.

16.7         Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Georgia, other than its laws respecting choice of law, to the extent not preempted by federal law.

16.8         Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to the Plan or any Award, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Georgia or the United States District Court for the District of Georgia and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Corporation and each Grantee shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Georgia, the court of the United States of America for the District of Georgia, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Georgia State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Corporation and each Grantee may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Grantee, at the Grantee’s address shown in the books and records of the Corporation or, in the case of the Corporation, at the Corporation’s principal offices, attention Chief Financial Officer, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Georgia.

16.9         Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Grantee any rights that are greater than those of a general creditor of the Corporation.

16.10       Military Service. Awards shall be administered in accordance with Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994.

16.11       No Right to Continue in Service or Employment. Nothing in the Plan or any Award Agreement shall confer upon any Non-Employee Director the right to continue to serve as a director of the Corporation. Nothing contained in the Plan or any Agreement shall confer upon any Grantee any right with respect to the continuation of employment or service by the Corporation or any Affiliate or interfere in any way with the right of the Corporation or any Affiliate, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the Grantee.

16.12       Payment on Behalf of Grantee or Beneficiary.

(a)           If the Grantee is incompetent to handle Grantee’s affairs at the time the Grantee is eligible to receive a payment from the Plan, the Committee will make payment to the Grantee’s court-appointed personal representative or, if none, the Committee, in its sole discretion, may make payment to the Grantee’s duly appointed guardian, legal representative, next-of-kin or attorney-in-fact for the benefit of the Grantee.

(b)           If the Beneficiary of a deceased Grantee is a minor or is legally incompetent, the Committee will make payment to the Beneficiary’s court-appointed guardian or personal representative or to a trust established for the benefit of the Beneficiary, or if no such guardian, representative or trust exists, the Committee, in its sole discretion, may make payment to the Beneficiary’s surviving parent or his or her next-of-kin for the benefit of the Beneficiary.

(c)           If the Committee for any reason considers it improper to direct any payment as specified in this Section 16.12, the Committee may request a court of appropriate jurisdiction to determine the appropriate payee.

(d)           Any payment made by the Committee pursuant to this Section 16.12 shall be in full satisfaction of all liability of the Plan, the Corporation and its Affiliates with respect to any benefit due a Grantee or a Grantee’s Beneficiary under this Plan.

16.13       Data Privacy. As a condition for receiving an Award, each Grantee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section by and among the Company and its Affiliates exclusively for implementing, administering and managing the Grantee’s participation in the Plan. The Company and its Affiliates may hold certain personal information about a Grantee, including the Grantee’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Grantee’s participation in the Plan, and the Company and its Affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Grantee’s country, or elsewhere, and the Grantee’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Grantee authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Grantee’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Grantee may elect to deposit any Shares. The Data related to a Grantee will be held only as long as necessary to implement, administer, and manage the Grantee’s participation in the Plan. A Grantee may, at any time, view the Data that the Company holds regarding such Grantee, request additional information about the storage and processing of the Data regarding such Grantee, recommend any necessary corrections to the Data regarding the Grantee or refuse or withdraw the consents in this Section 16.13 in writing, without cost, by contacting the local human resources representative. The Company may cancel Grantee’s ability to participate in the Plan and, in the Committee’s discretion, the Grantee may forfeit any outstanding Awards if the Grantee refuses or withdraws the consents in this Section 16.13. For more information on the consequences of refusing or withdrawing consent, Grantees may contact their local human resources representative.

16.14       Awards Subject to Share Retention Guidelines and Claw-Back Policies. Notwithstanding any provisions herein to the contrary, (i) Shares acquired by a Grantee under the Plan upon the exercise, payment or settlement of an Award shall be subject to the terms of any Share retention guidelines currently in effect or subsequently adopted by the Board and (ii) all Awards granted under the Plan shall be subject to the terms of any recoupment policy currently in effect or subsequently adopted by the Board to implement Section 304 of Sarbanes-Oxley, Dodd-Frank or Section 10D of the Exchange Act (or with any amendment or modification of such recoupment policy adopted by the Board) to the extent that such Award (whether or not previously exercised or settled) or the value of such Award is required to be returned to the Corporation pursuant to the terms of such recoupment policy.

16.15       Section 409A.

(a)           The provisions of this Section and Section 409A of the Code shall apply to any Award or portion thereof that is or becomes deferred compensation subject to Code Section 409A (a “409A Award”), notwithstanding any provision to the contrary contained in the Plan or the Award Agreement applicable to such Award, to the extent required for the Award to comply with Section 409A of the Code.

(b)           Except as otherwise permitted or required by Code Section 409A, no distribution in settlement of a 409A Award may commence earlier than (i) Separation from Service; (ii) the date the Grantee becomes Disabled (as defined in Section 2.26(b)); (iii) the date of the Grantee’s death; (iv) a specified time (or pursuant to a fixed schedule) that is either (a) specified by the Committee upon the grant of the Award and set forth in the Award Agreement or (b) specified by the Grantee in an Election complying with the requirements of Section 409A of the Code; or (vi) a change in control of the Company within the meaning of Treasury Regulation Section 1.409A-3(h)(5).

(c)           Notwithstanding anything herein or in any Award Agreement or election to the contrary, to the extent that distribution of a 409A Award is triggered by a Grantee’s Separation from Service, if the Grantee is then a “specified employee” (as defined in Treasury Regulation Section 1.409A-1(i)), no distribution may be made before the date which is six (6) months after such Grantee’s Separation from Service, or, if earlier, the date of the Grantee’s death, to the extent required to comply with Code Section 409A.

(d)           If an Award Agreement does not specify a payment date, payment of the Award will be made no later than the 15th day of the third month following the end of the taxable year of the Grantee, or the fiscal year of the Company, during which the Grantee’s right to payment is no longer subject to a substantial risk of forfeiture under Section 409A of the Code, whichever is later. All rights to payments and benefits under an Award shall be treated as rights to receive a series of separate payments and benefits to the fullest extent allowed by Section 409A of the Code.

(e)            With respect to Options, SARs and other Awards in the nature of purchase rights that are intended to be exempt from Section 409A of the Code, in applying Code Sections 1563(a)(l), (2) and (3) for purposes of determining a controlled group of corporations under Code Section 414(b), the language “at least 20 percent” shall be used instead of “at least 80 percent” at each place it appears in Sections 1563(a)(l), (2) and (3), and in applying Treasury Regulation § 1.414(c)-2 (or any successor provision) for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c), the language “at least 20 percent” shall be used instead of “at least 80 percent” at each place it appears in Treasury Regulation §1.414(c)-2.

16.16       Parachute Limitations. Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Corporation or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Award held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be subject to the excise tax under Code Section 4999; provided, however, that the foregoing limitation on Awards under the Plan shall only be applicable to the extent that the imposition of such limitation is, on a net after tax basis, beneficial to the Grantee. The Committee shall have the authority to determine what restrictions and/or reductions in payments shall be made under this Section in order to avoid the detrimental tax consequences of Code Section 4999, and may use such authority to cause a reduction to payments or benefits that would be made by reason of contracts, agreements or arrangements that are outside the scope of the Plan, to the extent such a reduction would result in a greater, net after-tax benefit to the Grantee. Any such reduction shall be in the order specified by first reducing or eliminating any cash benefits, then by reducing or eliminating any accelerated vesting of equity awards in the manner that results in the largest amount being paid to Grantee and then by reducing or eliminating any other remaining payments, in each case in reverse order beginning with the payments which are to be paid the farthest in time from the date of the transaction triggering the reduction and reducing first any such payments within each category that are not subject to Section 409A of the Code.

16.17       Miscellaneous.

(a)           No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Grantee at any time shall neither require the Committee to grant any other Award to such Grantee or other person at any time or preclude the Committee from making subsequent grants to such Grantee or any other person.

(b)           Nothing contained herein prohibits the Grantee from: (1) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity; (2) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations; or (3) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the SEC. The Grantee does not need prior authorization from the Corporation to make any such reports or disclosures, and is not required to notify the Corporation about such disclosures.

(c)           Agreements evidencing Awards under the Plan shall contain such other terms and conditions, not inconsistent with the Plan, as the Committee may determine in its sole discretion, including penalties for the commission of competitive acts or other actions detrimental to the Corporation. Notwithstanding any other provision hereof, the Committee shall have the right at any time to deny or delay a Grantee’s exercise of Options or SARs or the settlement of an Award if such Grantee is reasonably believed by the Committee (i) to be engaged in material conduct adversely affecting the Corporation or (ii) to be contemplating such conduct, unless and until the Committee shall have received reasonable assurance that the Grantee is not engaged in, and is not contemplating, such material conduct adverse to the interests of the Corporation.

(d)           Grantees are and at all times shall remain subject to the securities trading policies adopted by the Corporation from time to time throughout the period of time during which they may exercise Options or sell Shares acquired pursuant to the Plan.

(e)           Notwithstanding any other provision of this Plan, (i) the Corporation shall not be obliged to issue any shares pursuant to an Award unless at least the par value of such newly issued share has been fully paid in advance in accordance with applicable law (which requirement may mean the holder of an Award is obliged to make such payment) and (ii) the Corporation shall not be obliged to issue or deliver any shares in satisfaction of Awards until all legal and regulatory requirements associated with such issue or delivery have been complied with to the satisfaction of the Committee.

(f)            The Committee has no obligation to search for the whereabouts of any Grantee or Beneficiary if the location of such Grantee or Beneficiary are not made known to the Committee.

(g)            The Committee may in its discretion require the transferee of a Grantee to supply it with written notice of the Grantee’s death or Disability and to supply it with a copy of the will (in the case of the Grantee’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan and the particular Award.

(h)            By accepting Awards and as a condition to the exercise of Awards and the enjoyment of any benefits of the Plan, including participation therein, each Grantee agrees to be bound by and subject to non-competition, confidentiality and invention ownership agreements acceptable to the Committee or any officer or director to whom the Committee elects to delegate such authority.

(i)            Notwithstanding any other provision of the Plan or any Agreement to the contrary, a Grantee shall forfeit any and all rights under an Award upon receipt of notice from the Corporation or an Affiliate that the Grantee will incur a Termination of Service by the Corporation or such Affiliate for Cause.

(j)            As a condition for the delivery of any Shares pursuant to any Award the Committee may require the Grantee to execute and be bound by any agreement that generally exists between the Corporation and similarly-situated shareholders.

(k)            The Committee in its discretion may provide in an Award Agreement that the Corporation may repurchase Shares issued pursuant to the Plan upon a Grantee’s termination of Continuous Service.

(l)            In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the federal securities laws, including the Corporation’s initial public offering, Grantees shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Plan without the prior written consent of the Corporation or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time, not exceeding one hundred eighty (180) days, following the date of the final prospectus for the offering as may be requested by the Corporation or such underwriters. The Market Stand-Off shall in any event terminate two (2) years after the date of the Corporation’s initial public offering. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Corporation’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to such Market Stand-Off. In order to enforce the Market Stand-Off, the Corporation may impose stop-transfer instructions with respect to the Shares acquired under this Plan until the end of the applicable stand-off period. The Corporation and its underwriters shall be beneficiaries of the agreement set forth in this paragraph. This paragraph shall not apply to Shares registered in a public offering under the federal securities laws, and the Grantee shall be subject to this paragraph only if the directors and officers of the Corporation are subject to similar arrangements.